UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 15, 2012 (August 15, 2012)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 15, 2012, Caesars Entertainment Corporation (the “Registrant”) issued a press release announcing, among other things, the intent of its wholly owned subsidiaries, Caesars Operating Escrow LLC and Caesars Escrow Corporation, to offer, through a private placement, $750,000,000 aggregate principal amount of 8  1/2% senior secured notes due 2020 (the “Notes”), subject to market and other conditions. The press release related to the Notes is attached as Exhibit 99.1 and is incorporated herein by reference.

In connection with the proposed offering, on August 15, 2012, the Registrant announced that Caesars Entertainment Operating Company, Inc. (“CEOC”) intends, with respect to its senior secured credit facilities, to: (i) extend the maturity of all B-1, B-2 and B-3 term loans held by consenting lenders (“Extending Term Lenders”) from January 28, 2015 to January 28, 2018, subject to the springing maturity referred to in the following sentence, and increase the interest rate with respect to such extended term loans (“Extended Term Loans”), which will be new B-6 term loans under the senior secured credit facilities (under which B-6 term loans bear an interest rate equal to LIBOR plus 5.25%), and use a portion of the net cash proceeds of the offering of Notes to repay term loans held by each Extending Term Lender in an amount equal to 50% of the principal amount of term loans elected to be extended (up to the maximum amount that can be extended using the full amount of the net cash proceeds of the offering of Notes to repay 50% of the principal amount thereof) on a pro rata basis; (ii) convert original maturity revolver commitments held by consenting lenders to Extended Term Loans and, promptly following such conversion, repay 50% of the principal amount of Extended Term Loans held by any consenting lender; and (iii) extend the maturity of original maturity revolver commitments held by consenting lenders who elect not to convert their commitments to term loans, from January 28, 2014 to January 28, 2017 and increase the interest rate and the undrawn commitment fee with respect to such extended revolver commitments and, upon the effectiveness of such extension, terminate 50% of such extended revolver commitments on a pro rata basis. The Extended Term Loans have a springing maturity ahead of CEOC’s 11.25% Senior Secured Notes due 2017 (the “Existing 11.25% First Lien Notes”) if a certain principal amount of Existing 11.25% First Lien Notes remain outstanding on a specified date prior to the maturity date for the Existing 11.25% First Lien Notes. If Extending Term Lenders elect to extend term loans in an aggregate principal amount in excess of the maximum amount that may be extended with the net cash proceeds of the offering of Notes (giving effect to the repayment thereof as described in clause (i) above (the “Repayment Component”)), CEOC may elect to seek additional financing until September 7, 2012, the net cash proceeds of which would be used to fund the Repayment Component of the extension of such excess term loans to Extended Term Loans. If CEOC does not obtain such additional financing to fund (or otherwise does not fund) such Repayment Component, such additional term loans will not be accepted for extension. The proposed modifications to the senior secured credit facilities and related transactions are subject to market and other conditions, and may not occur as described or at all.

The Registrant is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information.

The Registrant is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being filed herewith, and is furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Text of press release, dated August 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: August 15, 2012	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release, dated August 15, 2012.